Exhibit 1.1

[●] American Depositary Shares
Representing
[●] Class A Ordinary Shares
(par value US$0.00025 per share)

and

[●] Class A Ordinary Shares

(par value US$0.00025 per share)

NIO INC.

UNDERWRITING AGREEMENT

[●] 2025

[●], 2025

[Morgan Stanley Asia Limited

46/F, International Commerce Center

1 Austin Road West, Kowloon

Hong Kong

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

UBS AG Hong Kong Branch1

52/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong

Deutsche Bank AG, Hong Kong Branch

Level 60, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong]

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

NIO Inc., an exempted company incorporated in the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) (i) [●] American Depositary Shares representing [●] Class A ordinary shares, par value US$0.00025 per share, of the Company (the “Firm ADSs”) and (ii) [●] Class A ordinary shares of the Company (the “Offered Shares”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional [●] American Depositary Shares representing [●] Class A ordinary shares, par value US$0.00025 per share, of the Company (the “Additional ADSs”) if and to the extent that the Representatives, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such American Depositary Shares granted to the Underwriters in Section 2 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “ADSs.” The Class A ordinary shares, par value US$0.00025 per share, and the Class C ordinary shares, par value US$0.00025 per share, of the Company are hereinafter referred to as the “Ordinary Shares.” The Firm ADSs and the Offered Shares are hereinafter collectively referred to as the “Firm Securities.” The ADSs and the Offered Shares are hereinafter collectively referred to as the “Securities.”

1 UBS AG is incorporated in Switzerland with limited liability

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of September 11, 2018, among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. The ADSs will represent the right to receive the Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-279584), including a prospectus, on Form F-3, relating to certain securities (the “Shelf Securities”), including the Ordinary Shares represented by the ADSs and the Offered Shares, to be issued from time to time by the Company or sold from time to time by certain selling security holders. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. The Company has filed a registration statement on Form F-6 relating to the American Depositary Shares with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (the “Form 8-A Registration Statement”) to register the Class A ordinary shares, par value US$0.00025 per share, of the Company under Section 12(b) of the Exchange Act.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are deemed to be incorporated by reference therein.

1.            Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)            Each of the Registration Statement, ADS Registration Statement and the Form 8-A Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. (A) At the time of original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act and the rules and regulations promulgated thereunder) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act and the rules and regulations promulgated thereunder, and (D) as of the date hereof, the Company was and is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus, including, but not limited to, the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the Commission pursuant to the Exchange Act on April 8, 2025 (the “Annual Report”), complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (ii) each of the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each of the Registration Statement, the ADS Registration Statement and the Prospectus complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Form 8-A Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the First Closing Date (as defined in Section 4), the Second Closing Date (as defined in Section 4) and at each Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus (including any amendments or supplements thereto) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 9(b).

(c)            The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Any such free writing prospectus, as of its issue date and at all subsequent times through the completion of the sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Time of Sale Prospectus or any preliminary or other prospectus deemed to part thereof that has not been superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(d)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries (as defined below) and the Affiliated Entities (as defined below), taken as a whole, or on the ability of the Company to carry out its obligations under this Agreement and the Deposit Agreement (a “Material Adverse Effect”). The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(e)            Each of the Company’s direct and indirect subsidiaries (as such term is defined in Rule 405 under the Securities Act), but for the avoidance of any doubt, excluding any non-consolidated joint ventures, associates and their subsidiaries that are not controlled by the Company (the “Subsidiaries”), and each of the entities through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements and their subsidiaries (the “Affiliated Entities”) has been duly incorporated, is validly existing as a corporation or organization in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the Equity Interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid and non-assessable (to the extent they have become due and payable under the charter documents of the applicable Subsidiaries), except to the extent that the failure to pay such Equity Interests would not have a Material Adverse Effect, and are free and clear of all material (individually or in aggregate) liens, encumbrances, equities or claims (for purpose of this Agreement, “Equity Interests” shall mean the share capital or equity interest of each Subsidiary owned by the Company, another Subsidiary or another affiliate (as defined in Rule 405 under the Securities Act) of the Company); all of the Equity Interests in each of the Affiliated Entities have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent they have become due and payable under the charter documents of the applicable Affiliated Entities), except to the extent that the failure to pay such Equity Interests would not have a Material Adverse Effect, and are owned as described in the Time of Sale Prospectus, free and clear of all material (individually or in aggregate) liens, encumbrances, equities or claims (other than the share pledge contemplated under the Corporate Structure Contracts (as defined below)). None of the outstanding share capital or equity interest in any Subsidiary or Affiliated Entity was issued in violation of preemptive or similar rights of any security holder of such Subsidiary or Affiliated Entity. All of the currently effective constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect.

(f)             Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company nor any of its Subsidiaries or Affiliated Entities is prohibited, directly or indirectly, from (1) paying any dividends or making any other distributions on its share capital, (2) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entity or (3) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries or Affiliated Entities (1) may be converted into foreign currency that may be freely transferred out of such entity’s jurisdiction of incorporation or tax residence, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence; (2) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation or tax residence (other than PRC withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China) as long as, to the extent German withholding tax on dividends or other distributions from NIO GmbH are concerned, such dividends are fully sourced from the tax contribution account (steuerliches Einlagekonto) of NIO GmbH; and (3) may be made without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, any of the Subsidiaries or the Affiliated Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”).

(g)            The description of the corporate structure of the Company and the various contracts among certain Subsidiaries, the shareholders of the Affiliated Entities and the Affiliated Entities (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), as the case may be, as set forth in the Time of Sale Prospectus under the caption “Our Holding Company Structure” and Contractual Arrangements with the VIEs” and in Item 7B of the Annual Report under the caption “Related Party Transactions” and filed as Exhibits 4.10 through 4.15 to the Annual Report, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and the Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus.

(h)            Each Corporate Structure Contract has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms (except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus) subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Enforcement Limitations”). No consent, approval, authorization, or order of, or filing or registration with, any Governmental Entity is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto, except as already obtained or disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Risks Related to Our Corporate Structure”, the corporate structure of the Company complies with all applicable PRC laws and regulations, and neither the corporate structure of the Company nor any of the Corporate Structure Contracts violates, breaches, contravenes or otherwise conflicts with any applicable PRC laws. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries or the Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(i)             The execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not result in a breach or violate any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries or the Affiliated Entities pursuant to (i) the constitutive or organizational documents of the Company or any of the Subsidiaries or the Affiliated Entities, (ii) any existing statute, rule, regulation or order of any Governmental Entity as currently in effect having jurisdiction over the Company or any of the Subsidiaries or the Affiliated Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries or any of the Affiliated Entities is a party or by which the Company or any of the Subsidiaries or the Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries or the Affiliated Entities is subject, except, in the case of (iii), where such breach, violation or default would not individually or in the aggregate have a Material Adverse Effect. Each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract. None of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and to the knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto.

(j)             The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through certain of its Subsidiaries’ rights to exercise the voting rights of the shareholders of the Affiliated Entities.

(k)            The American Depositary Shares are listed on the New York Stock Exchange. The Ordinary Shares are listed on the Main Board of the SEHK and the Main Board of the Singapore Exchange. The ADSs have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. The Company has obtained approval to list the Ordinary Shares represented by the ADSs and the Offered Shares on the SEHK and the Singapore Exchange.

(l)             This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to the Enforcement Limitations.

(m)            The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to the Enforcement Limitations, and upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(n)            The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(o)            The Ordinary Shares outstanding prior to the issuance of the Ordinary Shares represented by the ADSs and the Offered Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(p)            The Ordinary Shares represented by the ADSs and the Offered Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Ordinary Shares and the Offered Shares will not be subject to any preemptive or similar rights that have not been satisfied or waived. No person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares, American Depositary Shares or any other share capital of or other equity interests in the Company.

(q)            Neither the Company nor any of its Subsidiaries or Affiliated Entities is (i) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of its jurisdiction of organization or any other jurisdiction where it operates, (ii) in violation of its constitutive or organizational documents, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (i) and (iii) above, where any such breach or default would not, individually or in aggregate, have a Material Adverse Effect.

(r)             The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of applicable law (including but not limited to the Listing Rules (as defined below), the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境内企业境外发行证券和上市管理试行办法) and supporting guidelines issued by the China Securities Regulatory Commission (“CSRC”) on February 17, 2023 (as amended, supplemented or otherwise modified from time to time, the “CSRC Filing Rules”) and the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (关于加强境内企业境外发行证券和上市相关保密和档案管理工作的规定) issued by the CSRC on February 24, 2023 (as amended, supplemented or otherwise modified from time to time, the “CSRC Archive Rules”, together with the CSRC Filing Rules, the “CSRC Rules”) or the memorandum and articles of incorporation of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries or Affiliated Entities that is material to the Company and its Subsidiaries and Affiliated Entities, taken as a whole, or any judgment, order or decree of any Governmental Entity having jurisdiction over the Company or any Subsidiary or Affiliated Entity, and no consent, approval, authorization or order of, or qualification with, any Governmental Entity is required for the execution and delivery of this Agreement and the Deposit Agreement and the performance by the Company of its obligations under this Agreement and the Deposit Agreement, except (i) a post-closing filing with respect to the Securities with the CSRC to be made within three (3) business days in the PRC after the Second Closing Date and a report summarizing the results of the offering (the “CSRC Offering Results Report”) to be made to the CSRC as soon as possible after the completion of the sale of the Securities in accordance with the CSRC Filing Rules and (ii) such as may be required by the securities or Blue Sky laws of the various states of the United States of America or the relevant stock exchanges in connection with the offer and sale of the Securities.

(s)            The application of the net proceeds from the offering of Securities, as described in the Time of Sale Prospectus and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its Subsidiaries or Affiliated Entities, (ii) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Subsidiaries or Affiliated Entities, or (iii) contravene or violate the terms or provisions of any order or decree of any Governmental Entity having jurisdiction over the Company or any Subsidiary or Affiliated Entity.

(t)             There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus.

(u)            There are no claims, litigations, arbitrations, prosecutions or other legal or governmental proceedings or investigations or enquiries pending, or to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries or Affiliated Entities (or any of their respective directors and officers) is a party or to which any of the properties of the Company or any of its Subsidiaries or Affiliated Entities is subject (other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect).

(v)            Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(w)           The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(x)            The Company and its Subsidiaries and Affiliated Entities (i) are in compliance with any and all applicable national, provincial, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(y)            There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(z)            Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Ordinary Shares registered pursuant to the Registration Statement.

(aa)           (i) None of the Company or its Subsidiaries or Affiliated Entities or any director or officer thereof, or, to the Company’s knowledge, any of its or their affiliates or employees, or any agent or other representative thereof, is aware of or made, offered, promised or authorized (A) any contribution, payment, gift of funds or property, or anything of value to any Government Official (as defined below) in any jurisdiction, where either the payment or the purpose of such contribution, payment, gift or thing of value was, is, or would be prohibited under any applicable law, rule, or regulation of such jurisdiction, or (B) any bribe, rebate, payoff, influence payment, kickback or other corrupt or unlawful payment in connection with the business activities of the Company or any of its Subsidiaries or Affiliate Entities; or has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practice Act of 1977, as amended, and the rules of regulations thereunder, the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder, or any other applicable anti-corruption law. “Government Official” includes any officer, official, agent, representative or employee of a government or government-owned or controlled entity or of a public international organization, an administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational, an agency, department or instrumentality of a government, a judicial body, a public international organization, a political party, a body that exercises regulatory authority over the Underwriters, or an entity or enterprise with an aggregate 25% or more government or state ownership or control by any one of the foregoing parties, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, and further includes immediate family members and close associates of all parties mentioned above; (ii) the Company and its Subsidiaries and Affiliated Entities and its and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and since instituting have maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its Subsidiaries or Affiliated Entities will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(bb)           The operations of the Company and its Subsidiaries and Affiliated Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements of all jurisdictions, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries and Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc)           (i) None of the Company, any of its Subsidiaries or Affiliated Entities, or any director or officer thereof, or, to the Company’s knowledge, any agent, affiliate, employee or other representative of the Company or any of its Subsidiaries or Affiliated Entities, nor any person acting on behalf of any of them, is an individual or entity (“Person”) that is, or undertakes any business or transaction with a Person that is, or is owned or controlled by one or more Persons that are:

(A)            the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”) (including under Council Regulation (EC) No. 194/2008), His Majesty’s Treasury (“HMT”), the State Secretariat for Economic Affairs, Switzerland, or other relevant sanctions authority (collectively, “Sanctions”), or engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable executive order, or

(B)            operating, located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Belarus, Cuba, Iran, North Korea, Sudan, Russia, Syria, Crimea and the occupied territories in the so-called People’s Republic of Donetsk and People’s Republic of Luhansk of the Ukraine, the occupied territories in the Kherson and Zaporizhzhia).

(ii)            The Company will not, directly or indirectly, use the proceeds of the offering received by the Company, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliated Entity, joint venture partner or other Person:

(A)            to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or is in a sanctioned country or territory;

(B)            with respect to any individual or entity that is owned, controlled, or acting on behalf of the Government of Venezuela; or

(C)            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)           Since April 24, 2019, the Company and its Subsidiaries and Affiliated Entities have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(dd)         Neither the Company nor its Subsidiaries (other than Shanghai NIO Automobile Co., Ltd. and Weirui Technology (Shenzhen) Co., Ltd.) and Affiliated Entities, is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209 (“Covered Foreign Person”). The Company does not engage, or has plans to engage, in a “covered activity,” and the Company does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons (a) that engages or plans to engage in any “covered activity” and (b)(1) from which the Company derives more than 50% of its revenue or net income individually, or as aggregated across such persons from each of which the Company derives at least $50,000 (or equivalent) of its revenue or net income, on an annual basis, or (2) for which the Company incurs more than 50% of its capital expenditure or operating expenses individually, or as aggregated across such persons for each of which the Company incurs at least $50,000 (or equivalent) of its capital expenditure or operating expenses, on an annual basis. The Company does not directly engage in any activities that would cause the Underwriters or investors to be in violation of the Executive Order 14105, titled “Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern,” 88 Fed. Reg. 54867 (Aug. 9, 2023), along with its implementing regulations issued by the U.S. Department of the Treasury on October 28, 2024 (collectively, the “Outbound Investment Rules”) or cause the Underwriters to be legally prohibited by the Outbound Investment Rules from performing this Agreement. The Company will not use the proceeds from the proposed offering to (i) fund any “covered foreign person” or (ii) engage in any “covered activity.”

(ee)          Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its Subsidiaries and Affiliated Entities have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its Subsidiaries and Affiliated Entities, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; and each of the Company and its Subsidiaries or Affiliated Entities is in compliance with all of its obligations under any outstanding guarantees or contingent payment obligations as described in the financial statements of the Company.

(ff)           The Company and its Subsidiaries and Affiliated Entities have good and marketable title (in fee simple in the case of real property in applicable jurisdictions, and valid land use rights and building ownership certificates in the case of real property in the PRC) to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries and Affiliated Entities taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Affiliated Entities; and any real property and buildings held under lease by the Company and its Subsidiaries and Affiliated Entities which are material to the business of the Company and its Subsidiaries and Affiliated Entities taken as a whole are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Affiliated Entities, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(gg)          The Company and its Subsidiaries and Affiliated Entities own, possess, or have been authorized to use, or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business as now conducted, and either the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect or the Company believes it will be able to renew such Intellectual Property Rights on acceptable terms. To the knowledge of the Company, (i) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice would constitute any of the foregoing, by the Company or its Subsidiaries or Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries or Affiliated Entities; (ii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ or Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (iii) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries or Affiliated Entities infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except in each case covered by clauses (i) to (iii) such as would not, if determined adversely to the Company or its Subsidiaries or Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect.

(hh)          No material labor dispute with the employees of the Company or any of its Subsidiaries or Affiliated Entities exists, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and, to the Company’s knowledge, there is no existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(ii)            Neither the Company nor any of its Subsidiaries or Affiliated Entities has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Time of Sale Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its Subsidiaries or Affiliated Entities or, to the Company’s knowledge, any other party to any such contract or agreement.

(jj)            The Company and each of its Subsidiaries and Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries or Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries or Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(kk)          Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “We may be adversely affected by the complexity, uncertainties and changes in PRC regulations on internet-related business, automotive businesses and other business carried out by our PRC subsidiaries and VIEs”, (i) the Company and its Subsidiaries and Affiliated Entities possess all material licenses, consents, authorizations, approvals, orders, certificates and permits issued by the appropriate national, provincial, local or foreign regulatory authorities necessary to conduct their respective businesses; (ii) neither the Company nor any of its Subsidiaries or Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and (iii) the Company and its Subsidiaries and Affiliated Entities are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

(ll)            Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its Subsidiaries and Affiliated Entities maintain effective internal control over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries and Affiliated Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(mm)        The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) with which the Company is required to comply.

(nn)          PricewaterhouseCoopers Zhong Tian LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

(oo)          The audited consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, Time of Sale Prospectus and Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data included in the Registration Statement, Time of Sale Prospectus and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein. The Company is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years, or (iii) except as disclosed in the Time of Sale Prospectus, any material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls.

(pp)          The section entitled “Item 5. Operating and Financial Review and Prospects — E. Critical Accounting Estimates” in the Annual Report incorporated by reference into the Time of Sale Prospectus accurately describes: (i) accounting estimates which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Estimates”); and (ii) judgments and uncertainties affecting the application of Critical Accounting Estimates; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Estimates and have consulted with its legal counsel and independent public accountants with regard to such disclosure.

(qq)          The sections entitled “Summary Consolidated Financial Data” in the Time of Sale Prospectus and “Item 5. Operating and Financial Review and Prospects” in the Annual Report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent current report on Form 6-K incorporated by reference into the Time of Sale Prospectus accurately and fairly describe: (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its Subsidiaries or Affiliated Entities, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company and its Subsidiaries and Affiliated Entities taken as a whole or the availability thereof or the requirements of the Company or any of its Subsidiaries or Affiliated Entities for capital resources.

(rr)            The statements (i) in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Supplement Summary,” “Risk Factors,” “Summary Consolidated Financial Data,” “Description of Share Capital,” “Description of American Depositary Shares,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Taxation,” and “Underwriting”, (ii) in the Annual Report incorporated by reference into the Time of Sale Prospectus or the Prospectus under the headings “Item 3. Key Information,” “Item 4. Information of the Company,” “Item 5. Operating and Financial Review and Prospects,” “Item 6. Directors, Senior Management and Employees,” “Item 7. Major Shareholders and Related Party Transactions,” “Item 8. Financial Information,” “Item 10. Additional Information” and “Item 12. Description of Securities Other Than Equity Securities” and (iii) in the most recent current report on Form 6-K furnished incorporated by reference into the Time of Sale Prospectus or the Prospectus that contains disclosure under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, as modified or updated by the Time of Sale Prospectus and the Prospectus, are accurate and fair summaries of such matters described therein in all material respects.

(ss)           Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(tt)            Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(uu)          Neither the Company nor any of its Subsidiaries and Affiliated Entities or, to the knowledge of the Company, any of its affiliates has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or breach of insider dealing or market misconduct laws (including SFO).

(vv)          The Company and each of its Subsidiaries and Affiliated Entities have filed all national, provincial, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid through the date of this Agreement (except for cases in which the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which adequate reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been, or could reasonably expected to be, determined adversely to the Company or any of its Subsidiaries or Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries or Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries or Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect.

(ww)        Reserved.

(xx)           “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Securities Act. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(yy)          As of the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (i) the Time of Sale Prospectus, (ii) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Prospectus and any free writing prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 9(b).

(zz)           The Company has not distributed and, prior to the later of the First Closing Date, the Second Closing Date or any Option Closing Date and the completion of the distribution of the Securities will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any free writing prospectuses, if any, identified in Schedule II hereto and any Written Testing-the-Waters Communications listed on Schedule III hereto.

(aaa)        Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company or any of its Subsidiaries or Affiliated Entities is engaged in any material transactions with its directors, officers, management, shareholders, or any other affiliate, including any person who formerly held a position as a director, officer and/or shareholder.

(bbb)       There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other similar payment in connection with the offering.

(ccc)        (i) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or any of its Subsidiaries’ or Affiliated Entities’ information technology and computer systems, networks, hardware, software, data or databases (including the data and information of its respective customers, employees, suppliers, vendors or any third party data maintained, processed or stored by the Company and its Subsidiaries and Affiliated Entities, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries and Affiliated Entities or any such data that may constitute trade secrets and working secrets of any Governmental Entity or any other data that would otherwise be detrimental to national security or public interest pursuant to applicable laws, rules and regulations), equipment or technology (collectively, “IT Systems and Data”); (ii) except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries or Affiliated Entities has knowledge of any event or condition that could result in, any material security breach or incident, leakage, unauthorized access or disclosure or other compromise to its IT Systems and Data; and (iii) each of the Company and its Subsidiaries and Affiliated Entities has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of its IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. Each of the Company and its Subsidiaries and Affiliated Entities is presently in material compliance with all applicable laws, statutes, rules or regulations (including, without limitation, the CSRC Rules) and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from leakage, unauthorized use, access, misappropriation or modification.

(ddd)       (A) Each of the Company and its Subsidiaries and Affiliated Entities are in material compliance with all applicable laws concerning cybersecurity, data protection, confidentiality and archive administration (collectively, the “Data Protection Laws”) and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from leakage, unauthorized use, access, misappropriation or modification; (B) neither the Company nor any of its Subsidiaries or Affiliated Entities is, or is expected to be classified as, a “critical information infrastructure operator” under the Cybersecurity Law of the PRC; (C) neither the Company nor any of its Subsidiaries or Affiliated Entities is subject to any material investigation or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review by the Cyberspace Administration of the PRC (the “CAC”), the CSRC, or any other relevant Governmental Entity; (D) neither the Company nor any of its Subsidiaries or Affiliated Entities has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant cybersecurity, data privacy, confidentiality or archive administration Governmental Entity alleging any material breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (E) neither the Company nor any of its Subsidiaries or Affiliated Entities has received any material claim for compensation from any person in respect of its business under applicable Data Protection Laws or industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or any of its Subsidiaries or Affiliated Entities in respect of the rectification or erasure of data; (F) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration Governmental Entity (or any of its officers, employees or agents) to enter any of the premises of the Company or any of its Subsidiaries or Affiliated Entities for the purposes of, inter alia, searching them or seizing any documents or other materials found there; (G) neither the Company nor any of its Subsidiaries or Affiliated Entities has received any warning or sanctions with respect to the Cybersecurity Law of the PRC or from the CAC or pursuant to the Data Protection Laws; (H) the Company is not aware of any pending or threatened material investigation or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC or any other relevant Governmental Entity on the Company or any of its Subsidiaries or Affiliated Entities or any of its respective directors, officers and employees; (I) the Company is not aware of any pending or threatened actions, suits, claims, demands, investigations, judgments, awards or proceedings on the Company or any of its Subsidiaries or Affiliated Entities or any of its respective directors, officers or employees pursuant to the Data Protection Laws; and (J) neither the Company nor any of its Subsidiaries or Affiliated Entities has received any objection to the sale of the Securities or the transactions contemplated under this agreement from the CSRC, the CAC or any other relevant Governmental Entity.

(eee)        The Company’s, the Subsidiaries’ and the Affiliated Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases are adequate for, and operate and perform as required in connection with, the operation of the business of the Company, the Subsidiaries and the Affiliated Entities as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruption, except where such inadequacies would not, individually or in the aggregate, result in a Material Adverse Effect. The Company has adopted and maintains data privacy and security policies designed to comply with all applicable laws in all material respects, and each of the Company, the Subsidiaries and the Affiliated Entities has at all times complied with all applicable policies and third-party obligations (imposed by applicable laws, regulations or contracts) regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company, the Subsidiaries and the Affiliated Entities of personally identifiable information and data and any other information and data collected from or provided by third parties in all material respects. The Company, the Subsidiaries and the Affiliated Entities have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company, the Subsidiaries and the Affiliated Entities. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no material security breach or attack or other compromise of or relating to any such information technology systems or data, and, no material action, suit or proceeding (including, without limitation, governmental investigations or inquiries) by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company, the Subsidiaries or the Affiliated Entities with respect to applicable data privacy and security laws is pending or, to the knowledge of the Company, threatened. The Company has not been informed by any PRC Governmental Entity that the Company must file for a cybersecurity review under the Cybersecurity Review Measures of the Cyberspace Administration of China, which came into effect on February 15, 2022. The Company will use reasonable best efforts to fully cooperate once being informed by any Governmental Entity of any such cybersecurity review and report to the Cybersecurity Review Office once relevant network products and services provided by the Company may affect national security. The Company has not been informed that it is a “critical information infrastructure” operator by the Cyberspace Administration of China or any other PRC Governmental Entity.

(fff)          The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (as amended, together with any official clarification, guidance, interpretation or implementation rules related thereto, the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules and the CSRC Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated all relevant portions of such legal advice from its PRC counsel to each of its directors and each director has confirmed that he or she understands such legal advice; the Company and each director of the Company understand the potential personal liability to which each director of the Company and the executive officers of the Company may be subject in the event that the offering and sales of the Securities as contemplated in this Agreement or the listing and trading of (i) the ADSs on the New York Stock Exchange, (ii) the Ordinary Shares represented by the ADSs and the Offered Shares on the Hong Kong Stock Exchange (“SEHK”) or (iii) the Ordinary Shares represented by the ADSs and the Offered Shares on the Singapore Exchange Securities Trading Limited (the “Singapore Exchange”) were deemed not to be in compliance with the M&A Rules or the CSRC Rules.

(ggg)       The offering and sale of the Securities as contemplated in this Agreement, the listing and trading of (i) the ADSs on the New York Stock Exchange, (ii) the Ordinary Shares represented by the ADSs and the Offered Shares on the SEHK and (iii) the Ordinary Shares represented by the ADSs and the Offered Shares on the Singapore Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, at the First Closing Date, the Second Closing Date or any Option Closing Date, adversely affected by the M&A Rules or the CSRC Rules.

(hhh)       Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to request each of its shareholders, option holders, directors, officers and employees that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to comply with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer and employee that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(iii)           Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has taken all reasonable steps to comply with, and to request all of the Company’s shareholders and prior holders who, to the knowledge of the Company, are PRC residents or PRC citizens to comply with respect to their shareholding in the Company with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, taking reasonable steps to require each of its shareholders and option holders that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(jjj)           Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no affiliations or associations between any member of FINRA and the Company; there are no affiliations or associations between (i) any member of FINRA and (ii) any of the Company’s officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(kkk)        No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, purchasers procured by the Underwriters, the Company or any of its Subsidiaries in the Cayman Islands, the PRC, or in any other jurisdiction in which the Company is organized, incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes, any jurisdiction from or through which a payment is made by or on behalf of the Company or any political subdivision thereof or therein having the authority to tax (each, a “Relevant Taxing Jurisdiction”), in connection with (i) the execution, delivery or consummation of, or consummation of the transactions contemplated by, this Agreement and the Deposit Agreement, (ii) the creation, allotment and issuance of the Ordinary Shares represented by the ADSs and the Offered Shares, (iii) the deposit with the Depositary of the Ordinary Shares represented by the ADSs by the Company against the issuance of ADRs evidencing the ADSs, (iv) the sale and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters, or (v) the resale and delivery of the Securities by the Underwriters in the manner contemplated herein.

(lll)           Based upon the current and expected value of the Company’s assets and the composition of its income and assets, including goodwill and the expected market price of its American Depositary Shares and Class A ordinary shares, the Company does not believe that it was a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297(a) of the U.S. Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2024 and it does not expect to be a PFIC for the current taxable year or the foreseeable future.

(mmm)     It is not necessary under the laws of the Cayman Islands (i) to enable the Underwriters to enforce their rights under this Agreement or to enable any holder of Securities to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters or any holder of American Depositary Shares or Ordinary Shares to be qualified or entitled to carry out business in the Cayman Islands.

(nnn)       Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(ooo)        Each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company; and to ensure the legality, validity, enforceability or admissibility into evidence in Cayman Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder, except for nominal stamp duty if the documents are executed in or brought into the Cayman Islands.

(ppp)       The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(qqq)       Except as described under the section “Enforceability of Civil Liabilities” in the Time of Sale Prospectus and the Prospectus, the courts of the Cayman Islands and the PRC would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

(rrr)          Neither the Company nor any of its Subsidiaries or Affiliated Entities nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands or the PRC. The irrevocable and unconditional waiver and agreement of the Company contained in Section 19(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Cayman Islands and the PRC.

(sss)        The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands, and the PRC and will be honored by the courts of the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 19(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 19(a)), and has the power to designate, appoint and empower, and pursuant to Section 19(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(ttt)          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uuu)       There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

(vvv)       The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(www)     The interactive data in the inline eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxx)          Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, for the period from July 1, 2025 to [●], 2025, there have not been any decreases, as compared with the corresponding period in the preceding year, in revenues.

(yyy)       The Company is in compliance with, and will comply with the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited and the listing manual of the Singapore Exchange (the “Listing Rules”), and the Company will comply with all applicable requirements of the SEHK, the Securities and Futures Commission of Hong Kong (the “SFC”) and the Singapore Exchange (including all applicable filing, announcement and notice requirements) in connection with (i) the issue, offering and sale of the Securities, (ii) the issuance of Ordinary Shares represented by the ADSs and (iii) the listing of the Ordinary Shares represented by the ADSs and the Offered Shares.

(zzz)         All information disclosed or made available (or which is required to have been disclosed or made available) in the announcements in relation to the transactions contemplated under this Agreement (the “Offer Announcements”) by or on behalf of the Company to the SEHK was so disclosed or made available in full and in good faith (or otherwise notified to the SEHK and/or the SFC, as applicable) and remains complete, true and accurate in all material respects and not misleading, and there is no other information which has not been provided the result of which would make the information disclosed in the Offer Announcements misleading. For the avoidance of doubt, the Offer Announcements contain all information which are required by the Listing Rules of SEHK and the SFO (if applicable) to be disclosed in such announcements.

2.             Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties contained herein and in Appendix B and Appendix C of the letter for appointment of overall coordinator and syndicate capital markets intermediary entered into between the Company and the Underwriters on [●], 2025 (the “OC EL”), but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company (i) at US$[●] per ADS (the “ADS Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm ADSs to be sold by the Company as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs, and (ii) at HK$[●] per Ordinary Share (the “Ordinary Share Purchase Price”) the number of Offered Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Offered Shares to be sold by the Company as the number of Offered Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Offered Shares.

On the basis of the representations and warranties contained in this Agreement and in Appendix B and Appendix C of the OC EL, and subject to the terms and conditions of this Agreement, the Company agrees to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional ADSs at the ADS Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional ADSs shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm ADSs and Offered Shares but not payable on such Additional ADSs. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of maximum Additional ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of maximum Additional ADSs.

The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any American Depositary Shares or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for American Depositary Shares or Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the American Depositary Shares or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of American Depositary Shares, Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any American Depositary Shares or Ordinary Shares or any securities convertible into or exercisable or exchangeable for American Depositary Shares or Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Securities to be sold hereunder, (b) the issuance by the Company of American Depositary Shares or Ordinary Shares upon the exercise of an option or warrant or other share-based right pursuant to the terms of the Company’s existing or future share incentive plans, or the conversion of a security outstanding on the date hereof and which is described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (c) the issuance of any securities in connection with any bona fide strategic investment, transactions and partnerships approved by the directors of the Company, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of American Depositary Shares or Ordinary Shares, provided that (i) such plan does not provide for the transfer of American Depositary Shares or Ordinary Shares during the Restricted Period and (ii) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan.

3.             Terms of the Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that (i) the ADSs are to be offered to the public initially at US$[●] per ADS (the “ADSs Offering Price”), and (ii) the Offered Shares are to be offered through equity placement in Hong Kong at HK$[●] per Ordinary Shares.

4.             Payment and Delivery. Payment for the Firm ADSs to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City to the account specified by the Company to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2025, or at such other time on the same or such other date, not later than [●], 2025, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “First Closing Date.”

Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City to the account specified by the Company to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [●], 2025, as shall be designated in writing by the Representatives.

The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the First Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Additional ADSs shall be delivered to the Representatives on the First Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters through the facilities of the Depository Trust Company. The ADS Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the ADSs to the Underwriters duly paid and (ii) any withholding required by law.

Payment for the Offered Shares shall be made to the Company at or before [10:30 a.m.] Hong Kong time on [●], 2025, or at such other time on the same or such other date as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Second Closing Date.”

A settlement agent (the “Settlement Agent”) will be designated in connection with the Offered Shares. The Offered Shares to be subscribed by subscribers procured by each Underwriter (or, failing which, such Underwriter itself), in definitive form, and in such authorized denominations and registered in such names as the Settlement Agent (on behalf of such Underwriter) may reasonably request in writing upon at least two (2) business days’ notice to the Company prior to the Second Closing Date, shall be issued by or on behalf of the Company to the Settlement Agent, through the facilities of Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”) as designated by the Settlement Agent (on behalf of such Underwriter), against payment by or on behalf of such Underwriter of the applicable price by wire transfer (same day) in Hong Kong dollars in immediately available funds to the designated account by the Company at (and which details have been provided in writing to the Settlement Agent at least two (2) business days prior to) the Second Closing Date, the payment of which shall fully discharge any payment obligations of such Underwriter and the Representatives to the Company in respect of the purchase of the Offered Shares by such Underwriter hereunder, with any fees payable in connection with the sale of such Offered Shares duly paid by the Company. The Ordinary Share Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Offered Shares to the Underwriters duly paid and (ii) any withholding required by law.

The Company will cause the Offered Shares to be made available for delivery via HKSCC on the Second Closing Date. It is understood and agreed that no delivery of Offered Shares to be issued and purchased at the Second Closing Date, as the case may be, shall be effective unless and until payment therefor has been made pursuant hereto and each of HKSCC and the Company shall have furnished or caused to be furnished to the Representatives, at the Second Closing Date, certificates and other evidence satisfactory to the Representatives of the issue and delivery of the Offered Shares.

5.             Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Firm ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Firm ADSs on the First Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)             Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date or the Second Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)             The Underwriters shall have received, on each of the First Closing Date and the Second Closing Date, a certificate, dated the First Closing Date or the Second Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 5(a), Section 5(p) and Section 5(u) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the First Closing Date or the Second Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the First Closing Date or the Second Closing Date, as the case may be .

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)             The Underwriters shall have received on the date hereof a draft filing report in relation to the transactions contemplated by this Agreement (the “CSRC Filing Report”) and any relevant supporting materials (including, but not limited to, the PRC legal opinion to be issued by the counsel for the Company on PRC laws, where applicable) to be submitted to the CSRC (together with the CSRC Filing Report and including any amendments, supplements and/or modifications thereof, the “CSRC Filings”) and the opinion of Han Kun Law Offices, counsel for the Company as to the PRC laws in relation to the CSRC Filings, if applicable, such drafts to be in form and substance reasonably satisfactory to the Underwriters. The Underwriters shall have received, no later than two business days prior to the submission of the CSRC Offering Results Report, the final draft or a substantially complete draft of the CSRC Offering Results Report, along with the opinion of Han Kun Law Offices, if applicable, such drafts to be in form and substance reasonably satisfactory to the Underwriters.

(d)             The Underwriters shall have received, on each of the First Closing Date and the Second Closing Date, an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(e)             The Underwriters shall have received, on each of the First Closing Date and the Second Closing Date, an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(f)             The Underwriters shall have received, on each of the First Closing Date and the Second Closing Date, an opinion of Han Kun Law Offices, PRC counsel for the Company, dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(g)             The Underwriters shall have received, on each of the First Closing Date and the Second Closing Date, an opinion of Han Kun Law Offices LLP, Hong Kong counsel for NIO Smart Technology Limited, NIO Nextev Limited, NIO User Enterprise Limited, NIO Power Express Limited, NIO AI Technology Limited, XPT Limited, XPT Technology Limited, NIO SPORT Limited, NEU Battery Asset (Hong Kong) Co., Limited, Blue Northstar Limited, Blue Aurora Limited and Blue Vision Limited, dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(h)             The Underwriters shall have received, on each of the First Closing Date and the Second Closing Date, an opinion of Fenwick & West LLP, U.S. counsel for NIO USA, Inc. and XPT, Inc., dated the First Closing Date or the Second Closing Date , as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(i)             The Underwriters shall have received, on each of the First Closing Date and the Second Closing Date, an opinion of Norton Rose Fulbright LLP, German counsel for NIO GmbH and NIO Deutschland GmbH, dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

The opinions of counsel for the Company (except for the opinion of PRC counsel for the Company) described above shall be rendered to the Underwriters at the request of the Company, and shall so state therein.

(j)             The Underwriters shall have received, on each of the First Closing Date and the Second Closing Date, an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(k)             The Underwriters shall have received, on each of the First Closing Date and the Second Closing Date, an opinion of Commerce & Finance Law Offices, PRC counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(l)             The Underwriters shall have received, on the First Closing Date, an opinion of White & Case LLP, counsel for the Depositary, dated the First Closing Date, in form and substance satisfactory to the Underwriters.

(m)           The Underwriters shall have received, on each of the date hereof, the First Closing Date and the Second Closing Date, a letter dated the date hereof, the First Closing Date or the Second Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers Zhong Tian LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that (i) the letter delivered on the First Closing Date shall use a “cut-off date” not earlier than the date hereof and (ii) the letter delivered on the Second Closing Date shall use a “cut-off date” within three business days of the Second Closing Date.

(n)            The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Company, the Representatives and the persons listed on Exhibit B hereto relating to sales and certain other dispositions of American Depositary Shares, Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

(o)            The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)              a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)             an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iii)            an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(iv)           an opinion of Han Kun Law Offices, PRC counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(v)            an opinion of Han Kun Law Offices LLP, Hong Kong counsel for NIO Smart Technology Limited, NIO Nextev Limited, NIO User Enterprise Limited, NIO Power Express Limited, NIO AI Technology Limited, XPT Limited, XPT Technology Limited, NIO SPORT Limited, NEU Battery Asset (Hong Kong) Co., Limited, Blue Northstar Limited, Blue Aurora Limited and Blue Vision Limited, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;

(vi)           an opinion of Fenwick & West LLP, U.S. counsel for NIO USA, Inc. and XPT, Inc., dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(h) hereof;

(vii)          an opinion of Norton Rose Fulbright LLP, German counsel for NIO GmbH and NIO Deutschland GmbH, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(i) hereof;

(viii)         an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(j) hereof;

(ix)            an opinion of Commerce & Finance Law Offices, PRC counsel for the Underwriters, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(k) hereof;

(x)             an opinion of White & Case LLP, counsel for the Depositary, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(l) hereof;

(xi)            a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers Zhong Tian LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(m) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(xii)           such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

(p)            There shall not have been any adverse legislative or regulatory developments in the PRC following the signing of this Agreement, which in the Representatives’ sole judgment in good faith after consultation with the Company, would make it inadvisable or impractical to proceed with the offering or the delivery of the Securities at the First Closing Date, the Second Closing Date or any Option Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(q)            The Deposit Agreement shall be in full force and effect on the First Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs representing such Ordinary Shares in accordance with the Deposit Agreement.

(r)             The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares against issuance of the ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(s)             The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A and Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act.

(t)             No free writing prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

(u)            The Registration Statement shall have become effective on the date hereof, and no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(v)            FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(w)            At or prior to the First Closing Date and each Option Closing Date, the ADSs shall be eligible for clearance and settlement through the facilities of the DTC.

(x)             On the First Closing Date, the Second Closing Date or any Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

6.             Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)             To comply with the requirements of Rule 430A and Rule 430B, and notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, the Form 8-A Registration Statement or the ADS Registration Statement shall become effective, or any supplement to the Prospectus (including any prospectus wrapper) or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will use commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)            To furnish to the Representatives, without charge, copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(i) or 6(j) below, as many copies of the Time of Sale Prospectus, the Prospectus and documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)            Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)            To give the Representatives notice of its intention to make any filing pursuant to the Exchange Act prior to or on the later of the First Closing Date, the Second Closing Date or any Option Closing Date and to furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, and not to file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(e)            To furnish to the Representatives a copy of each proposed free writing prospectus (including any electronic roadshow), or amendment thereof or supplement thereto, to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(f)             If at any time following issuance of a free writing prospectus there occurred or occurs an event or development as a result of which such free writing prospectus conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, to promptly notify the Representatives and to promptly (subject to Section 6(e)) amend or supplement, at its own expense, such free writing prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)            Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(h)            Not to (and to cause its Subsidiaries and Affiliated Entities not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Securities or breach of insider dealing or market misconduct laws (including SFO).

(i)             If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission (subject to the last clause of this subsection (i)) and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the Time of Sale Prospectus as so amended or supplemented will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, not misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law; to promptly give the Representatives written notice of any such event or condition of which the Company becomes aware; and before amending or supplementing the Time of Sale Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(j)             If, during such period after the first date of the offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission (subject to the last clause of this subsection (j)) and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which the Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the Prospectus as so amended or supplemented will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law; to promptly give the Representatives written notice of any such event or condition of which the Company becomes aware; and before amending or supplementing the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(k)            To endeavor to qualify the Securities and the Ordinary Shares underlying the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(l)             To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the applicable rules and regulations of the Commission thereunder. During the three-year period after the date of this Agreement, the Company will furnish to the Representatives and, upon written request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request in writing. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act or the Listing Rules of SEHK and is timely filing reports with the Commission on its EDGAR reporting system and/or with SEHK, or otherwise makes such reports publicly available on its or its investor relations website, it is not required to furnish such reports or statements filed with the Commission and/or SEHK to the Underwriters.

(m)            To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary or Affiliated Entity; to not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliated Entity joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and to maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Securities contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence.

(n)            Not to facilitate any shareholder’s conversion of Ordinary Shares to American Depositary Shares during the Restricted Period and not to release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Deposit Agreement without the prior written consent of the Representatives. The Company shall at all times maintain transfer restrictions with respect to the American Depositary Shares and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the “lock-up” agreements referred to in Section 5(n) and shall ensure compliance with such restrictions on transfer of restricted American Depositary Shares and Ordinary Shares. The Company shall retain all share certificates that are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(o)            To pay, and indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties, including any interest and penalties, imposed under the laws of any Relevant Taxing Jurisdiction that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement or the Deposit Agreement, (ii) the creation, allotment and issuance of the Ordinary Shares represented by the ADSs and the Offered Shares, (iii) the sale and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Securities by the Underwriters in the manner contemplated herein.

(p)            Reserved.

(q)            If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, to promptly notify the Representatives and if requested by the Representatives, will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(r)             To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the First Closing Date and each applicable Option Closing Date.

(s)             (i) To not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(t)             To comply with the PRC Overseas Investment and Listing Regulations in all material aspects, and to use its reasonable efforts to request holders of its Ordinary Shares that, to the knowledge of the Company, are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(u)            To use reasonable best efforts to (i) maintain the listing of the ADSs on the New York Stock Exchange and (ii) maintain the listing of the Ordinary Shares represented by the ADSs and the Offered Shares on the SEHK.

(v)            Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter, solely for the purpose of facilitating the offering of the Securities.

(w)            That all sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings for or on account of any present or future taxes, duties or governmental charges whatsoever, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amounts as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made; except that no additional amounts shall be payable in respect of (i) any reasonable taxes that would not have been imposed but for a present or former connection between the recipient of such payment and the applicable taxing jurisdiction other than a connection arising solely from such recipient having executed, delivered or performed its obligations, or received a payment, under this Agreement or from the enforcement of this Agreement or (ii) any taxes that would not have been imposed but for the failure of the recipient of such payment to use reasonable efforts to comply, to the extent it is legally eligible to do so, upon commercially reasonable request by the Company, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the recipient if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes.

(x)             That all sums payable to an Underwriter shall be exclusive of and shall be paid free and clear of and without deductions or withholdings of, or reductions for, or on account of, any value added or similar taxes (including related local levies and any other related tax collected at source) (“VAT”) which is chargeable thereon. Where the Company is obliged to pay, withhold, deduct, or reduce for, or on account of, VAT or if any VAT is or becomes chargeable on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable VAT (at the same time and in the same manner as the payment to which such VAT relates). For the avoidance of doubt, all amounts charged by an Underwriter or for which the Underwriters are to be reimbursed will be invoiced and payable together with VAT, where applicable. In case VAT has been charged in respect of any cost, charge or expense, incurred by the Underwriters and for which the Underwriters are to be reimbursed, the Company shall be obligated to reimburse the Underwriters for such VAT.

(y)            To deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(z)             If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(aa)          The Company shall complete a post-closing filing on the Securities with the CSRC to be made within three (3) business days in the PRC after the Second Closing Date and submit the CSRC Offering Results Report to the CSRC after the completion of the sale of the Securities in accordance with the CSRC Filing Rules, and to furnish the Underwriters with a copy of the post-closing CSRC Filing Report and the CSRC Offering Results Report.

(bb)          The Company will promptly provide the Underwriters at its request, with all such information known to it or which on reasonable enquiry ought to be known to it relating to the Company and its Subsidiaries and Affiliated Entities as may be required by the Underwriters in connection with the transactions entered into or to be entered into pursuant to this Agreement for the purpose of complying with any applicable law, regulation or direction (including the information which may be necessary for the Underwriters to enable it to confirm the independence of the prospective purchasers, and the establishment of any defense to any action under any of the same, whether relating to due diligence or otherwise) or any requirement of the SEHK or any other applicable regulatory body.

7.             Expenses.

Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities and Ordinary Shares represented by the ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the fees and disbursements of counsel to the Underwriters reasonably incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, if applicable, (v) all costs and expenses incident to listing the Securities and the Ordinary Shares represented by the ADSs on the New York Stock Exchange, the SEHK and the Singapore Exchange, as the case may be, (vi) the cost of printing certificates representing the Securities or Ordinary Shares represented by the ADSs, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 7, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make. Notwithstanding any provisions to the contrary in this Agreement or the OC EL, the Underwriters will reimburse the Company for bona fide expenses incurred in connection with offering of the Securities in the amount of (x) US$[●] million plus (y) HK$[●] million plus (z) [●]% of the ADSs Offering Price times the number of Additional ADSs purchased by the Underwriters (if any) (collectively, the “Reimbursable Costs of the Company”), with the amount reimbursed by each Underwriter bearing the same proportion to the aggregate amount reimbursed by the Underwriters as the number of Firm Securities to be purchased by such Underwriter bears to the total number of Firm Securities. The Reimbursable Costs of the Company shall be paid by the Underwriters to the Company on the First Closing Date (in the case of (x) above), the Second Closing Date (in the case of (y) above) and each Option Closing Date (in the case of (z) above).

8.             Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.             Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each of their respective directors, officers and employees, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 9(b);

(cc)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, or any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the name of the Underwriter and the disclosure on stabilization appearing in the [sixteenth] paragraph under the caption “Underwriting”.

(dd)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(ee)           To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company on the one hand and the total underwriting discounts and commissions received by the Underwriters on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Securities they have offered and sold hereunder, and not joint.

(ff)            The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten and sold by it were offered to the purchasers exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(gg)          The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

10.           Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the First Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, The Stock Exchange of Hong Kong Limited, the Singapore Exchange or the London Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the United Kingdom, the PRC, Hong Kong, Singapore, the Cayman Islands or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State, Hong Kong, London, PRC, Singapore, Cayman Islands or other relevant authorities or (v) there shall have occurred any epidemic, pandemic or outbreaks of diseases, outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.           Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

12.           Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the First Closing Date, Second Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that their respective underwriting obligations hereunder on such date bear to the underwriting obligations of all non-defaulting Underwriters on such date, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs or Offered Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of ADSs or Offered Shares without the written consent of such Underwriter. If, on the First Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on any Second Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Offered Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Offered Shares to be sold on such Offered Share Closing Date or (ii) purchase not less than the number of Offered Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.

If, on any Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.           Entire Agreement.

(a)            This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities (including but not limited to the OC EL), represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)            the Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

14.           Trial by Jury. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature or signature page to this Agreement by facsimile, DocuSign, or other e-signature or electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

16.           Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives, at:

If to Morgan Stanley Asia Limited, to:

Address:	46/F, International Commerce Center 1 Austin Road West, Kowloon Hong Kong
Email:	[●]
Attention:	[●]

If to UBS Securities LLC, to:

Address:	1285 Avenue of the Americas New York, New York 10019
Email:	[●]
Attention:	[●]

If to UBS AG Hong Kong Branch, to:

Address:	52/F, Two International Finance Centre 8 Finance Street Central, Hong Kong
Email:	[●]
Attention:	[●]

If to Deutsche Bank AG, Hong Kong Branch, to:

Address:	Level 60, International Commerce Centre 1 Austin Road West, Kowloon Hong Kong
Email:	[●]
Attention:	[●]

if to the Company shall be delivered, mailed or sent to Building 19, No. 1355 Caobao Road, Minhang District, Shanghai, People’s Republic of China, attention: [●].

19.            Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company hereby submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Securities (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)            The Company hereby irrevocably appoints Cogency Global Inc., with offices at 122 East 42nd Street, 18th Floor, New York, NY 10168, United States of America, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

20.            Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

21.            MiFID Product Governance. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules, Deutsche Bank AG, Hong Kong Branch (the “Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Registration Statement, the Time of Sale Prospectus, the Prospectus and any announcements in connection with the Securities. The other parties to this Agreement note the application of the Product Governance Rules to the Manufacturer and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturer and the related information set out in the Registration Statement, the Time of Sale Prospectus, the Prospectus and any announcements in connection with the Securities.

22.            Article 55 Contractual Recognition of EU Bail-in Powers.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any BRRD Party and any BRRD Counterparty, each BRRD Counterparty acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)            the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the BRRD Party to each BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)              the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)             the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person, and the issue to or conferral on the BRRD Counterparty of such shares, securities or obligations;

(iii)            the cancellation of the BRRD Liability;

(iv)            the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)            the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purpose of this Section:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Counterparty” means the parties to this Agreement which are not a BRRD Party;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Party” means the relevant parties to which the BRRD applies;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to any BRRD Party.

23.            Blocking Regulations. Each Underwriter and the Company agree and confirm that it is not entitled to the benefit of or does not seek, make or repeat, as appropriate the representation and warranty and undertaking contained in Section [1(cc)] of this Agreement to the extent that those provisions would result in a violation of: (i) Council Regulation (EC) 2271/1996 (the “EU Blocking Regulation”); (ii) any law or regulation implementing the EU Blocking Regulation in any member state of the European Union; (iii) in the United Kingdom, Council Regulation (EC) 2271/1996 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Blocking Regulation”); or (iv) any law or regulation implementing the UK Blocking Regulation in the United Kingdom.

24.            Recognition of the U.S. Special Resolution Regimes.

(a)            If any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            If any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            In this Section [24]:

(i)            “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)            “Covered Entity” means any of the following:

(A)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)             a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)             a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)            “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)            “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

25.            Bail-In Action. If an underwriting agreement is or becomes a “covered contract” (within the meaning of the Financial Institutions (Resolution) (Contractual Recognition of Suspension of Termination Rights – Banking Sector) Rules L.N. 106 of 2021 (“FIRO Rules”)) of Hong Kong, the parties agree that, despite any other term or conditions of such underwriting agreement or this Agreement or any other agreement, arrangement or understanding, the parties will be bound by a suspension of a termination right (as defined in the FIRO Rules) in relation to the Covered Entity relating to such underwriting agreement imposed by the Resolution Authority under section 90(2) of the FIRO or any other laws, regulations, rules or requirements relating thereto. As used herein for HK Bail-In, “Covered Entity” means any party to the underwriting agreement that is or becomes a “covered entity” within the meaning of the FIRO Rules; “FIRO” means the Financial Institutions (Resolution) Ordinance (Cap. 628) of Hong Kong; and “Resolution Authority” means the resolution authority in relation to a banking sector entity from time to time, which is currently the Hong Kong Monetary Authority.

26.            Representatives. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

Very truly yours,
NIO Inc.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

[Morgan Stanley Asia Limited

UBS Securities LLC

UBS AG Hong Kong Branch

Deutsche Bank AG, Hong Kong Branch]

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

[Signature page to Underwriting Agreement]

By:	Morgan Stanley Asia Limited

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	UBS AG Hong Kong Branch

By:
Name:
Title:

By:
Name:
Title:

UBS AG is incorporated in Switzerland with limited liability

[Signature page to Underwriting Agreement]

By:	Deutsche Bank AG, Hong Kong Branch
(Incorporated in the Federal Republic of Germany and members’ liability is limited)

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Schedule I

Underwriter	Number of Firm ADSs To Be Purchased	Number of Offered Shares To Be Purchased	Total Number of Firm Securities To Be Purchased (in Ordinary Shares)	Maximum Number of Additional ADSs To Be Purchased
Morgan Stanley Asia Limited
UBS Securities LLC/ UBS AG Hong Kong Branch
Deutsche Bank AG, Hong Kong Branch
Total:..

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Base Prospectus dated May 21, 2024 relating to the Shelf Securities

2.	Preliminary prospectus dated [●], 2025 relating to the Securities

3.	American Depositary Shares offered by us: [●] American Depositary Shares (or [●] American Depositary Shares if the underwriters exercise the option to purchase Additional ADSs in full)

4.	Ordinary Shares offered by us: [●] Class A ordinary shares

5.	Pricing information: US$[●] per ADS and HK$[●] per Ordinary Shares

II-1

SCHEDULE III

Written Testing-the-Waters Communications

All written communications presented to potential investors in reliance on Rule 163B of the U.S. Securities Act of 1933, as amended, and submitted to the U.S. Securities and Exchange Commission.

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

[●], 2025

[Morgan Stanley Asia Limited

46/F, International Commerce Center

1 Austin Road West, Kowloon

Hong Kong

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

UBS AG Hong Kong Branch1

52/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong

Deutsche Bank AG, Hong Kong Branch

Level 60, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong]

As representatives of the several underwriters named in Schedule I to the Underwriting Agreement referred to below

Ladies and Gentlemen:

The undersigned understands that [Morgan Stanley Asia Limited, UBS Securities LLC, UBS AG Hong Kong Branch and Deutsche Bank AG, Hong Kong Branch] (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with NIO Inc., an exempted company incorporated in the Cayman Islands (the “Company”), providing for the offering (the “Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of American Depositary Shares (“ADSs”) representing Class A ordinary shares, par value US$0.00025 per share, of the Company (the “Ordinary Shares”), and Ordinary Shares of the Company.

1 UBS AG is incorporated in Switzerland with limited liability

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, [he/she/it] will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to ADSs, Ordinary Shares or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of ADSs, Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares as a bona fide gift, (c) transfers or distributions of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares to affiliates, limited partners or shareholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter (the “Letter”) and (ii) no filing under the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period, [([d]) pledges, sales, transfers or dispositions of up to 20 million Ordinary Shares (or such number of ADSs represented thereby) held by NIO Users Limited, a holding company controlled by NIO Users Trust, which is controlled by the undersigned and its affiliates]2, [([d]) sales, transfers or dispositions of up to ____________ Ordinary Shares (or such number of ADSs represented thereby) held by the undersigned and its affiliates]3, ([d/e]) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period and (ii) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, or ([e/f]) transactions by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement) or regulatory agency, provided that no public announcement shall be required or made voluntarily during the Restricted Period in connection with such transaction. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, [he/she/it] will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s ADSs or Ordinary Shares except in compliance with the foregoing restrictions.

2 To be included in lock-up agreement of Bin Li.

3 To be included in lock-up agreement of certain directors and officers.

The undersigned understands that the Company and the Underwriters are relying upon this Letter in proceeding toward consummation of the Offering. The undersigned further understands that this Letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

If (a) the Underwriting Agreement is not executed by [●], 2025, (b) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the closing of the Offering, or (c) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn, then this Letter shall be void and of no further force or effect.

The undersigned hereby submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in The City of New York over any suit, action or proceeding arising out of or relating to this Letter (each, a “Related Proceeding”). The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which [he/she/it] may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.

This Letter shall be governed by and construed in accordance with the internal laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature Page Follows]

Very truly yours,

(Name)

(Address)

EXHIBIT B

PARTIES DELIVERING LOCK-UP LETTER

Bin Li

Lihong Qin

Feng Shen

Xin Zhou

Yu Qu

Ganesh V. Iyer

Hai Wu

Denny Ting Bun Lee

Yu Long

Yonggang Wen

Eddy Georges Skaf

Nicholas Paul Collins

B-1